Exhibit 10.1

                                 PROMISSORY NOTE


DATE:     October  29, 2001

MAKER:    Urban Television Network Corporation

MAKER'S MAILING ADDRESS:

          213 Palomino Ct.
          Fort Worth, Texas   76126

PAYEE:    Hispanic Television Network, Inc.

PLACE FOR PAYMENT:

          6125 Airport Frwy  #200
          Fort Worth, Texas   76117


PRINCIPAL AMOUNT: One Million Four Thousand and No/100 Dollars ($1,400,000.00)

ANNUAL INTEREST RATE ON UNPAID
PRINCIPAL BALANCE FROM DATE OF NOTE:      12% per annum

ANNUAL INTEREST RATE ON MATURED UNPAID AMOUNTS:   14% per annum

TERMS OF PAYMENT:

     Maker promises to pay to the order of Payee the sum of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00), together with interest on the principal amount hereof remaining unpaid from time to time computed from the date hereof as follows; beginning seven months from the date of this Note; $25,000 per month for three months and $50,000 per month until the note has been paid in full including any accrued interest owing. Payments shall first be applied to accrued and unpaid interest and fees and then to the outstanding principal balance of this note.

     Should Payee fail to provide services per the Satellite Transponder Space Agreement (Exhibit A) or cease to exist as an operating company before this note is paid in full, the remaining balance of this note owing on the date Payee fails to provide services per Exhibit A or ceases to exist as an operating company, the principal balance and accrued interest owing on this note at such date, which ever occurs at the earliest date, shall be considered paid in full and Maker's future obligations for payment of this note shall be terminated.

     Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Maker waives presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee or any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

     If Maker defaults in the payment of this Note and the default continues after Payee gives Maker twenty (20) days written notice of the default and such default has not been cured within such 20-day time period, then Payee may declare the unpaid principal balance on this Note immediately due and may exercise all rights, powers, and remedies available to Payee under this Note or at law. Maker waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

     Any notice required to the Maker shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery to the address hereinabove specified. Notice will commence three (3) days after being placed in the United States mail, postage prepaid or when received if delivered personally or by overnight air courier. The Maker may designate a new address for purposes of notice if such change of address is in writing and delivered to the Payee.

     If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

     Interest on the debt evidenced by this Note shall not exceed the maximum amount of non- usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     This Note shall be interpreted, construed and enforced under and in accordance with the laws of the State of Texas. Any action to enforce same shall be brought in a court of competent jurisdiction located in Tarrant County, Texas. For the purposes of any such action, the parties hereto agree and consent to jurisdiction in the courts of Texas.

     When the context requires, singular nouns and pronouns include the plural.

     Time is of the essence in all obligations of the Maker herein contained.

     IN WITNESS WHEREOF, the undersigned Maker has duly executed this Note a Fort Worth, Texas as of the date and year first above written.



                                     MAKER:
                                     URBAN TELEVISION NETWORK CORPORATION


                                      /s/ Randy Moseley
                                     ------------------------
                                     Randy Moseley, President